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                                                                     Exhibit 23



INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-67128, 33-56913, 33-50998, 33-17552, 33-41660 and 33-19183 of The Timberland
Company on Forms S-8 and Registration Statement No. 33-56921 on Form S-3 of our reports dated February 9, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Timberland Company for the year ended December 31, 1994.



DELOITTE & TOUCHE LLP
Boston, Massachusetts
March 27, 1995